UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

ShockWave Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	Nasdaq Global Market

Item 1.01 Entry into a Material Agreement.

On December 13, 2019, Shockwave Medical, Inc. (the “Company”) entered into an office lease agreement (the “Betsy Ross Lease”) with Betsy Ross Property, LLC (the “Landlord”), with respect to the office spaces of two buildings located at 5403 and 5353 Betsy Ross Drive, Santa Clara, CA. The Company’s current headquarters is at 5403 Betsy Ross Drive, Santa Clara, CA (the “Subleased Building”), which the Company subleases (the “Sublease”). The purpose and effect of the Betsy Ross Lease is to extend the existing Sublease and expand upon the Company’s current 35,000 square foot of rentable space under the Sublease. The new Betsy Ross Lease covering the two buildings comprises of approximately 85,200 square feet of rentable space. The Sublease will continue in its existing terms (and with no changes to its terms, including its base rent) until its expiration on August 31, 2022, at which point the Subleased Building will become subject to the terms of the Betsy Ross Lease. The initial term of the Betsy Ross Lease begins on December 13, 2019 and is for 96 months, with an option by the Company to extend for an additional five years on one or both of the buildings. The initial base rent for the Betsy Ross Lease shall be $2.25 per square foot per year, with 3% annual increases thereafter. The base rent of the first floor of the premises on 5353 Betsy Ross Drive, Santa Clara, CA shall be abated for the first 19 months, and the second floor of the same premises shall be abated for the first four months. In connection with the Betsy Ross Lease, the Company will provide an initial security deposit of $1,000,000 in the form of a letter of credit. While this amount will increase to $1,500,000 on September 1, 2022 when the Subleased Building is added to the Betsy Ross Lease, the letter of credit will be reduced annually from and after September 1, 2022 until the Betsy Ross Lease’s expiration.

The foregoing descriptions of the Betsy Ross Lease are not complete, and are qualified in their entirety by the full text of the Betsy Ross Lease, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The full text of the Sublease was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 8, 2019, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShockWave Medical, Inc.

Date: December 18, 2019	/s/ Dan Puckett
Dan Puckett Chief Financial Officer